Exhibit 15




Fleming Companies, Inc.
6301 Waterford Boulevard, Box 26647
Oklahoma City, OK  73126

We have made a review, in accordance with standards established by the American Institute of Certified Public
Accountants, of the unaudited interim financial information of Fleming Companies, Inc. and subsidiaries for the 12 and 40 weeks ended October 2, 1999 and October 3, 1998, as indicated in our report dated October 19, 1999; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q/A for the 12 and 40 weeks ended October 2, 1999, is incorporated by reference in the following:

     (i)  Registration Statement No. 2-98602 (1985 Stock Option
          Plan) on Form S-8;

    (ii)  Registration Statement No. 33-36586 (1990 Fleming Stock
          Option Plan) on Form S-8;

   (iii)  Registration Statement No. 33-56241 (Dividend
          Reinvestment and Stock Purchase Plan) on Form S-3;

    (iv)  Registration Statement No. 333-11317 (1996 Stock
          Incentive Plan) on Form S-8;

     (v)  Registration Statement No. 333-35703 (Senior
          Subordinated Notes) on Form S-4;

    (vi)  Registration Statement No. 333-28219 (Associate Stock
          Purchase Plan) on Form S-8;

   (vii)  Registration Statement No. 333-80445 (1999 Stock
          Incentive Plan) on Form S-8; and

  (viii)  Registration Statement No. 333-89375 (Consolidated
          Savings Plus and Stock Ownership Plan) on Form S-8.


We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
February 9, 2000